Exhibit 15.01

LETTER IN LIEU OF CONSENT OF DELOITTE & TOUCHE LLP

July 28, 2023

To the Board of Directors and Shareholders of Flex Ltd.
2 Changi South Lane
Singapore 486123

We are aware that our report dated July 28, 2023, on our review of the interim financial information of Flex Ltd. and its subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, is incorporated by reference in Registration Statement Nos. 333-248470, 333-220002, and 333-207325 on Form S-8 and Registration Statement No. 333-256716 on Form S-3ASR.

/s/ DELOITTE & TOUCHE LLP

San Jose, California